PARTNERSHIP AGREEMENT

                                    between

1. EuroGas, Inc., 942 East 7145 South, Suite A-101, Midvale, Utah 84047, USA, hereinafter EuroGas,

                                      and

2. RWE-DEA Aktiengesellschaft for Mineraloel und Chemie [Mineral Oil and Chemical Corporation], Uberseering 40, 22297 Hamburg, Germany, hereinafter RWE-DEA.

                                    Preamble

     In connection with exploration, development and production of hydrocarbons off- and on-shore within the territory of Ukraine, EuroGas and RWE-DEA intend to act jointly as a consortium in the pursuit of projects, acquisition of prospecting and extraction rights, and prospecting for and extraction of hydrocarbons. EuroGas and RWE-DEA believe they will strengthen their position by a joint venture in Ukrainian territory.

     On this basis, EuroGas and RWE-DEA agree to structure their cooperation in the form of a civil law partnership. For this purpose, EuroGas and RWE-DEA hereby agree as follows:

                                   Section 1
                             Establishment, Purpose

(1)  EuroGas and RWE-DEA shall combine to form a civil law partnership.

(2) This combination shall have as its purpose a joint venture in the exploration, development and production of hydrocarbons off- and on-shore within the territory of Ukraine. Activity shall also include treatment, storage and transportation of hydrocarbons. The partnership shall act as the business manager of projects in Ukraine. In addition, activity shall include all actions and legal steps necessary therefor.

                                   Section 2
                               Term, Cancellation

     The partnership shall commence on August 1, 1998 for an indefinite term. Each partner shall have the right to cancel participation in the partnership at the end of each semiannual calendar period with three months' notice by means of a registered letter to the other partner, the first effective date being December 31, 1999.

                                   Section 3
                                 Name, Domicile

(1)  The partnership shall be named

                       "RWE-DEA EuroGas E & D (Ukraine)."

(2)  The partnership shall be domiciled in Hamburg.

                                   Section 4
                                  Fiscal Year

     The fiscal year of the partnership shall be from July 1 to June 30 of each year. The period from August 1, 1998 to June 30, 1999 shall be a short fiscal year.

                                   Section 5
                               Transfer of Shares

     Shares in the partnership shall not be transferred or encumbered by third parties without prior consent of all partners.

                                   Section 6
                           Management, Representation

     RWE-DEA shall be entitled to manage and represent the partnership alone, while EuroGas shall have these rights only jointly with RWE-DEA. Each one of the managing partners shall have the right of protest under Section 711 BGB [Civil Code]. The partners shall decide under Section 7 of the present Agreement as to the admissibility of a management decision which is being protested.

                                   Section 7
                             Partners' Resolutions

(1) All decisions placed within the competency of the partners by law or by this Agreement shall be made through partners' resolutions. The resolutions shall require approval by all partners. In particular, approval by all partners shall be required for:

a) Initiation of projects through acquisition of prospecting and exploitation rights in the Ukraine as well as acquisition or creation of companies and participation in companies related thereto or necessary therefor;

     Determination of project budgets, manner of financing and goals and concepts of any given project;

     Declaration of economic finds and decision regarding the development of a found field, together with the definition of a development concept, a development budget and the manner of financing;

b) Decision regarding substantial changes, sale or abandonment of prospecting and development rights (except obligatory returns), sale, dissolution or abandonment of companies or of participation in companies related thereto.

(2) Partners' meeting shall be called in writing with 14 days notice. Any partner may call a meeting. The partners' meeting shall have a quorum if each partner is represented. Should the partners' assembly lack a quorum, a new meeting shall be called in writing within seven days. That meeting shall have a quorum even if only one partner is represented. This fact shall be noted in the invitation.

(3) Should a resolution regarding an item of the agenda fail to pass unanimously during a partners' meeting, a new vote shall be taken, in which case RWE-DEA shall have a double vote.

                                   Section 8
                     Implementation of Individual Projects

     For each individual project EuroGas and RWE-DEA shall conclude an individual consortium agreement in accordance with the attached sample.

                                   Section 9
                                  Compensation

     Compensation of the partner acting as business manager, lead manager and manager of exploration, drilling or recovery operations shall be established in each individual case in the consortium agreement or other agreements related to the respective project.

                                   Section 10
                                Non-Competition

     No partner shall be permitted to compete directly or indirectly, on his own behalf or on behalf of third parties, within the territory of Ukraine without prior written approval.

                                   Section 11
                              Preservation Clause

     Should a stipulation of this agreement be or become invalid or should the agreement contain an omission, the legal validity of the remaining stipulations shall remain unaffected thereby. In place of the invalid stipulation, a valid stipulation closest to the economic intent of the partners shall be considered as having been agreed to; the same shall apply to an omission.

                                   Section 12
                              Written Form Clause

     There are no collateral contracts in addition to this agreement. Changes and/or amendments shall be in writing. The same applies to a waiver of the written form clause itself.


Hamburg                                   New York
RWE-DEA Aktiengesellschaft                EuroGas, Inc.
for Mineraloel und Chemie

/s/ Duly Authorized Officers              /s/ Dr. Reinhard Rauball
                                          Chairman of the Board
                                          Dortmund, July 22, 1998